UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

Crown Holdings, Inc. (the “Company”) intends to offer €335 million in aggregate principal amount of senior unsecured notes due 2023 and €600 million in aggregate principal amount of senior unsecured notes due 2026, both issued by Crown European Holdings S.A., a subsidiary of the Company (such offerings, collectively, the “Euro Offering”), and $750 million in aggregate principal amount of senior unsecured notes due 2026, issued by Crown Americas LLC and Crown Americas Capital Corp. VI, both subsidiaries of the Company (such offering, the “Dollar Offering,” and together with the Euro Offering, the “Offerings”). All three sets of notes will be unconditionally guaranteed by the Company and certain of its subsidiaries.

The Company intends to use the net proceeds of the Offerings, together with other available funds, to pay the cash consideration for the transactions contemplated by the previously announced Agreement and Plan of Merger, dated December 19, 2017 (as amended and restated on December 26, 2017), which provides for the acquisition by the Company of Signode Industrial Group Holdings (Bermuda) Ltd. (“Signode”) from the Carlyle Group and certain other sellers (such agreement, the “Merger Agreement,” and such acquisition, the “Signode Acquisition”), and to refinance Signode’s existing debt.

The notes will be issued through a private placement and resold by initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S. The notes will not be registered under the Securities Act and cannot be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On January 16, 2018, the Company was notified by the U.S. Federal Trade Commission that early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has been granted with respect to the transactions contemplated by the Merger Agreement. Early termination of the waiting period under the HSR Act satisfies one of the conditions to closing specified in the Merger Agreement. The transactions contemplated by the Merger Agreement remain subject to the satisfaction of conditions including review by various competition authorities.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including regarding the contemplated size of the Offerings, possible completion of the Offerings, the prospective impact of the Offerings, plans to repay certain indebtedness and the use of proceeds for the Signode Acquisition or other general corporate purposes; the Company’s ability to close the Signode Acquisition in the first quarter of 2018, or at all; whether the Signode Acquisition will be approved by various competition authorities in relevant jurisdictions; whether the Signode Acquisition will be accretive to the Company’s cash flow; whether the combination of the Company and Signode will provide a platform for growth; whether Signode’s results will be consistent with its prior performance; and whether the operations of Signode can be successfully integrated into the Company’s operations, any of which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ include, without limitation, that the Offerings are subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Offerings will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2016 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Certain Information

Selected portions of information from the offering memoranda that the Company expects to disclose to investors in connection with the private placements are attached hereto as Exhibits 99.1. There can be no assurance that the private placements will be completed as described in the offering memoranda or at all.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Selected portions of information from the offering memoranda that the Company expects to disclose to investors in connection with its private placements.

The information in this Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2018

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President and Corporate Controller